Exhibit 10.2

AMENDMENT NO. 1 TO THE 2017 EQUITY INCENTIVE PLAN

OF

ONE STOP SYSTEMS, INC.

Dated: June 24, 2020

Pursuant to Section 16 of the 2017 Equity Incentive Plan (the “Plan”) of One Stop Systems, Inc., a Delaware corporation (the “Company”), the Board of Directors of the Company, being the Administrator of the Plan, hereby amends the Plan as follows:

1.	Section 4(b) of the Plan is hereby amended in its entirety to read as follows:

“(b) Individual Participant Limitations. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11 below, the maximum number of shares of Common Stock with respect to one or more Stock Awards that may be granted to any one Participant during any calendar year shall be One Million (1,000,000).”

2.

Upon the effectiveness of this Amendment No. 1, on and after the date hereof, each reference in the Plan to “this Plan,” “hereunder,” “hereof,” “herein” or words of like import, shall mean and be a reference to the Plan, as amended hereby. Except as specifically amended above, the Plan shall remain in full force and effect and it is hereby ratified and confirmed.

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 as evidence of its adoption by the Board of Directors of the Company on the date set forth above.

One Stop Systems, Inc.

By:	/s/ John W. Morrison, Jr.
John W. Morrison, Jr. Secretary